CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 29, 2010, relating to the financial statements of Capitol Federal Financial, and the effectiveness of Capitol Federal Financial’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Capitol Federal Financial for the year ended September 30, 2010.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
June 13, 2011